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                                                                   EXHIBIT 10.10

               INTERCOMPANY MANAGEMENT AND FACILITY USE AGREEMENT


THIS INTERCOMPANY MANAGEMENT AND FACILITY USE AGREEMENT (this "AGREEMENT") is made and entered into effective as of the 1st day of January, 1998 (the "EFFECTIVE DATE"), by and between SYLVAN LEARNING SYSTEMS, INC. ("SYLVAN"), and CALIBER LEARNING NETWORK, INC. ("CALIBER"), each a Maryland corporation with its principal place of business at 1000 Lancaster Street, Baltimore, Maryland 21202 (the "SYLVAN FACILITY").

                                   RECITALS

A. Caliber is a development stage company organized in 1996 to develop, own, and operate a state-of-the-art distance learning network integrating professional classroom facilities, satellite transmission, two-way video conferencing, wide-area network computing and Internet technologies.

B. Sylvan is a principal stockholder and promoter of Caliber and the owner of the Sylvan Facility. Since Caliber's initial organization, Sylvan has permitted Caliber to occupy and use the Sylvan Facility. Sylvan has also provided certain executive management and administrative services to Caliber.

C. The Sylvan Facility has become inadequate to serve the needs of both Caliber and Sylvan. Accordingly, Sylvan is currently negotiating with the owner (the "LANDLORD") of the property generally known as Meadow Mill at Woodbury in Baltimore, Maryland (the "MEADOW MILL FACILITY"), for the lease (the "MEADOW MILL LEASE") by Sylvan and use by Caliber of 17,800 square feet of office space (the "LEASED PREMISES") at the Meadow Mill Facility.

D. The parties wish to clarify and formalize their understanding concerning Caliber's use and occupancy of the Sylvan Facility and the Meadow Mill Facility and the management services Sylvan has hitherto provided and, upon the terms and conditions of this Agreement, will continue to provide to Caliber.

                             TERMS AND CONDITIONS

In consideration of the mutual covenants and conditions set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.   TERM

The term of this Agreement shall be two (2) years commencing on Effective Date.
     Upon the expiration of the initial two-year term, this Agreement may be renewed by the parties upon such terms conditions as the parties may agree in writing. The period of effectiveness of this Agreement is hereinafter referred to as the "TERM."

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2.   SYVLAN MANAGEMENT SERVICES

During the Term, Sylvan shall provide the following services to Caliber as requested or required by Caliber in connection with the management and conduct of Caliber's corporate and business affairs ("MANAGEMENT SERVICES"):

     2.1. Executive management services, including consultation and assistance in the development and implementation of Caliber's business objectives and strategies.

     2.2. Financial management, tax, and accounting services, including consultation and assistance in the preparation and maintenance of internal financial records and controls; tax planning, management and compliance; invoicing, billing, collection, and payment of accounts; and payroll processing.

     2.3. Legal services.

     2.4. Management information services.

     2.5. Human resources administration, including recruiting and personnel management.

     2.6. Such other management or administrative services as Caliber may request or require from time to time and as Sylvan may agree to provide.

3.   USE OF FACILITIES

     3.1. Sylvan Facility.  Subject to Section 3.2, Caliber shall have the
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          continuing right during the Term to occupy up and use the Sylvan
          Facility in accordance with the past practice.

     3.2. Meadow Mill Facility.  Subject to Sylvan's execution of the Lease
          --------------------
          and any required consents of the Landlord, Caliber agrees to vacate the Sylvan Facility and relocate its operations to the Leased Premises at the Meadow Mill Facility not later than four (4) weeks following the commencement date of the Meadow Mill Lease (the "LEASE COMMENCEMENT DATE"). Caliber thereafter shall have the right for the remainder of the Term to use and occupy the Leased Premises for the conduct of its business. Notwithstanding the foregoing, Caliber may continue to occupy and use the Caliber demonstration classrooms currently located on the first floor of the Sylvan Facility.

4.   FEE AND PAYMENT

In consideration of the Management Services to be provided by Sylvan to Caliber hereunder and Caliber's use and occupancy of the Sylvan Facility and the Meadow Mill Facility on and after the Effective Date, Caliber shall pay to Sylvan in each year of the Term an annual management and use fee of Two Million Dollars ($2,000,000), which fee shall be payable by Caliber quarterly in arrears within thirty (30) days of Caliber's receipt of appropriate invoices from Sylvan.

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5.   DEFERRED INTERCOMPANY CHARGES

     5.1. Reconciliation of Accounts To Effective Date.  In consideration of
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          Caliber's use of the Sylvan Facility and the management and administrative services provided by Sylvan to Caliber prior to the Effective Date, the parties acknowledge, agree, and confirm that Caliber is indebted to Sylvan as of December 31, 1997, in the amount of Two Million Eight Hundred Eighty Thousand Five Hundred Dollars ($2,880,500) (the "DEFERRED INTERCOMPANY CHARGES") broken down by period as follows:

          For the period 7/1/96 - 12/31/96    $  480,000
          For the period 1/1/97 -12/31/97      2,400,500
                                              ----------
                          TOTAL                2,880,500

     5.2. Payment of Deferred Charges.
          ---------------------------

          5.2.1.  In General.  The Deferred Intercompany Charges shall be
                  ----------
                  payable by Caliber to Sylvan in forty-eight (48) equal consecutive monthly installments of principal together with accrued interest commencing on the first anniversary of the Effective Date. The unpaid principal balance of the Deferred Intercompany Charges shall bear interest commencing on the Effective Date at one percent (1%) above the prime rate as published by NationsBank, N.A., in Baltimore, Maryland, on the last business day of each calendar quarter during which there were principal amounts outstanding. All payments made on account of the Deferred Intercompany Charges shall be applied first to accrued and unpaid interest, and then to the unpaid principal balance of such Charges. The Deferred Intercompany Charges may be prepaid by Caliber, in whole or in part, at any time without penalty. The Deferred Intercompany Charges, together with accrued and unpaid interest at the rate set forth above, shall be due and payable in any event on the third anniversary of the Effective Date.

          5.2.2.  Acceleration on IPO.  Notwithstanding the foregoing, the
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                  Deferred Intercompany Charges, together with accrued and
                  unpaid interest at the rate set forth in Section 5.2.1, shall be due and payable on demand by Sylvan upon the closing, if any, of an Initial Public Offering by Caliber. As used herein, the term "INITIAL PUBLIC OFFERING" shall have the same meaning as the meaning ascribed to such term in Section 4.1 of the Stockholders' Agreement dated November 22, 1996, by and among Caliber, Sylvan, MCI Communications Corp., Douglas L. Becker,
                  R. Christopher Hoehn-Saric, and John P. Hill.

6.   COVENANTS REGARDING MEADOW MILL LEASE

     6.1. Compliance with Lease.  On and after the Lease Commencement Date:
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          6.1.1.    Sylvan's Obligations.  Sylvan shall pay any and all rent,
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                    utility charges, common area maintenance fees, taxes, and
                    any and all other charges, expenses, and monetary
                    obligations associated with the Leased Premises payable or assumed by Sylvan as tenant under the Lease.
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          6.1.2.    Caliber's Obligations.  Except as provided in Section
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                    6.1.1, Caliber assumes and agrees to perform and comply with all of the agreements, covenants and obligations of Sylvan as tenant under the Lease; provided, however, that nothing in this Section 6.1.2 shall be deemed to constitute Landlord a third party beneficiary of Caliber's covenants hereunder and Landlord shall have no right to enforce against Caliber any obligations of the tenant under the Lease.

     6.2. Indemnification.
          ---------------

          6.2.1.    By Sylvan. Sylvan covenants and agrees to indemnify, defend,
                    ---------
                    and hold harmless Caliber from and against any losses, liabilities, damages, claims, costs and expenses (including but not limited to reasonable attorneys' fees and court costs) incurred by or asserted against Caliber which arise out of or result from any failure by Sylvan to perform, carry out, comply with, discharge, or abide by its obligations under this Section 6.

          6.2.2.    By Caliber.  Caliber covenants and agrees to indemnify and
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                    hold harmless Sylvan from and against any losses,
                    liabilities, damages, claims, costs and expenses (including but not limited to reasonable attorneys' fees and court costs) incurred by or asserted against Sylvan which arise out of or result from any failure by Caliber to perform, carry out, comply with, discharge, or abide by its obligations under this Section 6.

7.   APPLICABLE LAW

This Agreement shall be deemed to have been made in the State of Maryland and shall be construed and enforced in accordance with, and the validity and performance hereof shall be governed by, the laws of the State of Maryland, without regard to conflict of laws principles. Judicial proceedings regarding any matter arising under the terms of this Agreement shall be brought solely in the federal or local courts of the State of Maryland.

8.   WAIVER

No failure on the part of either party to exercise, no delay in exercising, and no course of dealing with respect to any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

9.   ASSIGNMENT

Neither party may assign this Agreement, or any part thereof, without the prior written approval of the other party, which approval shall not be unreasonably withheld.

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10.  GENERAL

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may only be changed or modified in writing signed by both parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as at the day and year first above written.

ATTEST:                                 SYLVAN LEARNING SYSTEMS, INC.



________________________________        By________________________________
O. Steven Jones, Asst. Secretary           Douglas L. Becker, President

ATTEST:                                 CALIBER LEARNING NETWORK, INC.



________________________________        By________________________________
O. Steven Jones, Asst. Secretary           Chris L. Nguyen, President